                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In  connection  with the Annual Report of NYFIX,  Inc.  (the  "Company") on Form
10-K/A for the period ending  December 31, 2002 as filed with the Securities and
Exchange  Commission  on the date hereof  (the  "Report"),  I, Peter K.  Hansen,
Chairman,  President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C.  Section 1350,  as adopted  pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d)
of the Securities Exchange Act of 1934; and

   (2) The information  contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 /s/ Peter K. Hansen
----------------------------------------------
Peter K. Hansen
Chairman, President and
Chief Executive Officer
May 28, 2004

A signed  certification  of this written  statement  required by Section 906 has been provided to NYFIX,  Inc. and will be retained by NYIFX,  Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This  certification  accompanies  this  Report  pursuant  to Section  906 of the
Sarbanes-Oxley  Act of 2002 and shall not,  except to the extent required by the
Sarbanes-Oxley  Act of 2002,  be deemed  filed by the  Company  for  purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.